                                                                    EXHIBIT 10.6

                                    AMENDMENT
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

                  This AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), effective as of July 22, 1999, is entered into by and among CORE LABORATORIES N.V., a Netherlands limited liability company (the "Parent"), CORE LABORATORIES, INC., a Delaware corporation (the "US Borrower" and together with the Parent the "Borrowers"), the Subsidiaries of the Borrowers (together with their respective successors and assigns) designated under the Credit Agreement or this Amendment as Guarantors, the banks named on the signature pages hereto (together with their respective successors and assigns in such capacity, the "Banks"), BANKERS TRUST COMPANY, as the administrative agent for the Banks (together with its successors and assigns in such capacity, the "Administrative Agent"), and BANK OF AMERICA, N.A., successor by merger to NATIONSBANK, N.A., as the syndication agent for the Banks (together with its successors and assigns in such capacity, the "Syndication Agent" and, together with the Administrative Agent, the "Agents"), and as the issuing bank with respect to the Letters of Credit issued hereunder (together with its successors and assigns in such capacity, the "Issuing Bank"). Unless otherwise defined herein, all capitalized terms used herein are as defined in the hereafter-referenced Credit Agreement.

                  WHEREAS, the Borrowers and certain Subsidiaries of the Borrowers, as Guarantors, the Agents and the Banks have executed that certain Amended and Restated Credit Agreement dated as of July 18, 1997 (as it may be amended, extended, supplemented or amended and restated from time to time, the "Credit Agreement").

                  WHEREAS, pursuant to the Credit Agreement, (a) the Banks agreed to provide (i) the Parent with a $55,000,000 term loan facility (the "Tranche A Loan") and the Equivalent in Dutch Guilders of a $5,000,000 revolving credit facility (the "Guilder Revolving Loans"), (ii) the US Borrower with a $50,000,000 revolving credit facility providing for letters of credit and revolving loans (the "Dollar Revolving Loans") and (iii) the UK Borrower with the Equivalent in Pounds Sterling of a $15,000,000 term loan facility (the "Tranche B Loan") and (b) the Guilder Swing Line Banks agreed to provide the Equivalent in Dutch Guilders of a $5,000,000 revolving credit facility (the "Guilder Swing Line Loan").

                  WHEREAS, in connection with the Credit Agreement, the Borrowers executed Pledge Agreements granting security interests and liens on all of the Collateral subject thereto in favor of the Administrative Agent for the benefit of the Bank Group.

                  WHEREAS, the Borrowers have now requested that (a) the Tranche A Loan, the Tranche B Loan and the Guilder Swing Line Loan be repaid in full with a portion of the proceeds of certain Indebtedness described in Section 6.01(g) to be incurred by the U.S. Borrower and to terminate the Commitment of the relevant Banks to make such Loans, (b) the Total Dollar Revolving Commitment be increased from $50,000,000 to $95,000,000, (c) that the Guilder Revolving Loan Bank solely provide the Guilder Revolving Commitment, (d) that a Dollar Swing Line Loan be added and (e) that the Collateral (except for the Subsidiaries' Guaranties) securing the Obligations be released.

                   WHEREAS, the Banks and the Agents have agreed to do so to the extent reflected in this Amendment provided that each of the Parent, the US Borrower and each Guarantor ratifies and confirms all of its respective obligations under the Credit Agreement and the Loan Documents and agrees to make certain other amendments as set forth herein.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. Amendments to the Credit Agreement. The following provisions of the Credit Agreement are hereby modified as follows:

                  a. Section 2.01 - Amendment. (i) Section 2.01(a) is hereby deleted in its entirety and the following is substituted therefor:

                           "Section 2.01 Commitments. (a) Tranche A Loan. The
                  parties hereby acknowledge and agree that, as of the date of the Amendment, the Banks no longer have any obligation or liability to make any Tranche A Loans (as defined by the Credit Agreement prior to the Amendment) and all Tranche A Loans shall be repaid simultaneously with the execution of the Amendment. Accordingly, the parties further agree that, as of the date of the Amendment, the Tranche A Commitment of each of the Banks is hereby fully, finally and irrevocably terminated. All references in the Credit Agreement to Tranche A Loans and related matters are no longer applicable from the date of the Amendment. Notwithstanding the foregoing, the Parent and the Guarantors shall continue to be liable for the repayment of any Tranche A Loans outstanding until the full and final repayment thereof."

                  (ii) Section 2.01(b) is hereby deleted in its entirety and the following is substituted therefore:

                       "(b) Tranche B Loan. The parties hereby acknowledge and
                  agree that, as of the date of the Amendment, the Banks no longer have any obligation or liability to make any Tranche B Loans (as defined by the Credit Agreement prior to the Amendment) and all Tranche B Loans shall be repaid simultaneously with the execution of the Amendment. Accordingly, the parties further agree that, as of the date of the Amendment, the Tranche B Commitment of each of the Banks is hereby fully, finally and irrevocably terminated. All references in the Credit Agreement to Tranche B Loans and related matters are no longer applicable from the date of the Amendment. Notwithstanding the foregoing, the UK Borrower and the Guarantors




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

                  shall continue to be liable for the repayment of any Tranche B Loans outstanding until the full and final repayment thereof."

                  (iii) Section 2.01(d) is hereby deleted in its entirety and the following is substituted therefor:

                        "(d) Guilder Revolving Loans. The Guilder Revolving
                  Loan Bank agrees, on the terms and conditions hereinafter set forth, to make one or more loans (each a "Guilder Revolving Loan") to the Parent from time to time on any Business Day, from the date of the Amendment up to but excluding the Termination Date, in an aggregate amount outstanding not to exceed the Guilder Revolving Loan Bank's Guilder Revolving Commitment. All Guilder Revolving Loans (i) subject to Section 2.13(a) shall be made and repaid in Guilders or Euros, (ii) made and maintained as Eurocurrency Rate Loans and (iii) may be repaid and reborrowed in the same manner as Dollar Revolving Loans."

                  (iv) Section 2.01(e) is hereby deleted in its entirety and the following is substituted therefor:

                        "(e) Guilder Swing Line Loans. The parties hereby
                  acknowledge and agree that as of the date of the Amendment the Guilder Swing Line Banks no longer have any obligation or liability to make any Guilder Swing Line Loans (as defined by the Credit Agreement prior to this Amendment) and all Guilder Swing Line Loans shall be repaid simultaneously with the execution of the Amendment. Accordingly, the parties further agree that as of the date of the Amendment each Guilder Swing Line Commitment is hereby fully, finally and irrevocably terminated. All references in the Credit Agreement to Guilder Swing Line Loans and related matters are no longer applicable from the date of the Amendment. Notwithstanding the foregoing, the Parent and the Guarantors shall continue to be liable for the repayment of any Guilder Swing Line Loans outstanding until the full and final repayment thereof."

                  (v) A new Section 2.01(h) is hereby added to read as follows:

                        "(h) Dollar Swing Line Loans. (i) Subject to the terms
                  and conditions hereof, and in substitution for the Dollar Revolving Loans described in Section 2.01(c) above, the Dollar Swing Line Banks agree at any time and from time to time on and after the date of the Amendment and prior to the Termination Date, to make swing line loans (each a "Dollar Swing Line Loan" and collectively, the "Dollar Swing Line Loans") to the US Borrower in an aggregate principal amount at any one time outstanding not to exceed $10,000,000. The Dollar Swing Line Loans shall be made and maintained as Base Rate Loans and as part of a single Borrowing made by the Dollar Swing Line Banks on the same day ratably according to their respective Commitment Percentages for Dollar Swing Line Loans. Each Borrowing




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                  of Dollar Swing Line Loans shall be in an aggregate amount not less than $1,000,000 and in an integral multiple of $200,000 in excess thereof. Within the limits set forth above and subject to the terms and conditions of this Agreement, the US Borrower may borrow, repay pursuant to Section 2.06 or prepay pursuant to Section 2.08 and reborrow under this Section 2.01(h). Funding and maintenance of Dollar Swing Line Loans shall be in Dollars. Dollar Swing Line Loans shall constitute "Dollar Revolving Loans" for all purposes hereunder, provided, they shall be held by the Dollar Swing Line Banks (subject to sub-clauses (ii) and (iii) below), and provided further, the Dollar Swing Line Loans shall not be considered a utilization of the Dollar Revolving Commitment for the purpose of calculating the Commitment Fee only.

                           (ii) If a Dollar Swing Line Loan is outstanding more
                  than five (5) days, or at any time after a Default or an Event of Default, if 100% of the Dollar Swing Line Banks so decide, in their sole discretion, they may give notice to the Agent to require each Bank to make a Dollar Revolving Loan in an amount equal to such Bank's Commitment Percentage times the outstanding principal balance of all Dollar Swing Line Loans (the "Refunded Dollar Swing Line Loan") outstanding on the date such notice is given; provided that the provision of this subsection shall not affect the obligation of the US Borrower to prepay Swing Line Loans in accordance with Section 2.01(h) and 2.06(e). Upon (A) the delivery of such notice and (B) each Bank either making a Dollar Revolving Loan or purchasing from the Dollar Swing Line Banks a pro rata participation in such Dollar Swing Line Loan as required under Section 2.01(h)(iii), the Dollar Swing Line Commitments and the Dollar Revolving Loan Commitments shall be terminated. Unless the Dollar Revolving Commitments shall have expired or terminated, each Bank shall make the proceeds of its Dollar Revolving Loan available to the Agent for the pro rata account of the Dollar Swing Line Banks on the next Business Day following such request, in immediately available funds. The proceeds of such Dollar Revolving Loans shall be immediately applied to repay the Refunded Dollar Swing Line Loan.

                           (iii) At any time after a Default or an Event of
                  Default, if the Dollar Revolving Commitments shall have expired or be terminated while any Dollar Swing Line Loan is outstanding, the Banks, shall, notwithstanding the expiration or termination of the Dollar Revolving Commitments, make a Dollar Revolving Loan (which shall be deemed a "Revolving Loan" for all purposes of this Agreement and the other Loan Documents) and, if any Bank shall not have made its Dollar Revolving Loans, such Bank shall be deemed, without further action by any Person, to have purchased from the Dollar Swing Line Banks a pro rata participation in such Dollar Swing Line Loan in either case in an amount equal to such Bank's Commitment Percentage times the outstanding principal balance of such Dollar Swing Line Loan. The Agent shall notify each such Bank of the amount of such Dollar Revolving Loan or participation and such Bank will transfer to the Agent for




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                  the pro rata account of the Dollar Swing Line Banks on the next Business Day following such notice, in immediately available funds, the amount of its Dollar Revolving Loan or participation.

                           (iv) If any such Bank shall not have so made its
                  Dollar Revolving Loan or its percentage participation available to the Agent pursuant to this Section 2.01(h), such Bank agrees to pay interest thereon for each day from such date until the date such amount is paid at the lesser of (1) the Federal Funds Rate on the date payment is to be made to the Agent and (2) the Highest Lawful Rate. Whenever, at any time after the Agent has received from any Bank such Bank's Dollar Revolving Loan or participating interest in a Dollar Swing Line Loan, the Agent receives any payment on account thereof, the Agent will pay to such Bank its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded) which payment shall be subject to repayment by such Bank if such payment received by the Agent is required to be returned. Each Bank's obligation to make the Dollar Revolving Loans or purchase such participating interests pursuant to this Section 2.01(h) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Bank or any other Person may have against the Dollar Swing Line Banks or either one of same, the Agent or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or an Event of Default or the termination of Dollar Revolving Commitments; (C) the occurrence of any Material Adverse Effect; (D) any breach of this Agreement by any of the Borrowers or any other Bank; or
                  (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Each Dollar Swing Line Loan, once so participated by any Bank, shall cease to be a Dollar Swing Line Loan with respect to that amount for purposes of this Agreement, but shall continue to be a Dollar Revolving Loan and be evidenced by such Bank's Dollar Revolving Note.

                           (v) In the event that any Dollar Swing Line Bank
                  incurs any tax, cost or expense of the type described in Sections 2.11 through 2.14, inclusive, by reason of repaying or participating a Dollar Swing Line Loan as described in this
                  Section 2.01(h), the US Borrower shall reimburse such Dollar Swing Line Bank the full amount of such tax, cost or expense subject to the terms and conditions herein.

                           (vi) The US Borrower expressly agrees and
                  acknowledges that, in respect of each Bank's funded participation interest in any Dollar Swing Line Loan, such Bank shall be deemed to be in privity of contract with the US Borrower and have the same rights and remedies against the US Borrower under the Loan Documents as if such funded participation interest in such Dollar Swing Line Loan were a Dollar Revolving Loan."



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                  b. Section 2.04 - Amendment. (i) Sections 2.04(a), (b) and (c)
         are hereby deleted in their entirety and the following substituted therefor:

                          "(a)  Omitted

                           (b)  Omitted

                           (c) The Dollar Revolving Loans made by each Bank making a Dollar Revolving Loan shall be evidenced by a Dollar Revolving Note issued to such Bank by the US Borrower (i) dated the effective date of the Amendment (or such other date as may be specified in Section 10.02), (ii) payable to the order of such Bank and (iii) otherwise duly completed."

                  (ii) Section 2.04(d) is hereby deleted in its entirety and the following substituted therefor:

                        "(d) The Guilder Revolving Loans made by the Guilder
                  Revolving Loan Bank shall be evidenced by a Guilder Revolving
                  Note issued to the Guilder Revolving Loan Bank by the Parent
                  (i) dated the effective date of the Amendment (or such other date as may be specified in Section 10.02), (ii) payable to the order of the Guilder Revolving Loan Bank and (iii) otherwise duly completed."

                  (iii) Section 2.04(e) is hereby deleted in its entirety and the following substituted therefor:

                        "(e) The Dollar Swing Line Loans made by each of the
                  Dollar Swing Line Banks shall be evidenced by a Dollar Swing Line Note issued to such Dollar Swing Line Bank by the US Borrower, (i) dated the date of the Amendment (or such other date as may be specified in Section 10.02), (ii) payable to the order of such Dollar Swing Line Bank and (iii) otherwise duly completed."

                  c. Section 2.06 - Amendment. Section 2.06 is hereby amended by deleting subsections (a) and (c) thereof in their entirety.

                  d. Section 2.07 - Amendment. (i) Section 2.07 is hereby amended by deleting subparagraphs (a)(i) and (a)(ii) thereof and replacing them with the following:

                           (i) Base Rate Loans. If such Loan is a Base Rate
                  Loan, a rate per annum equal at all times to the lesser of (A) the Highest Lawful Rate and (B) the sum of the Base Rate in effect from time to time plus, except as set forth below, the Applicable Margin in effect from time to time for Base Rate Loans, and unpaid accrued interest on such Loans shall be due and payable on each payment date and on the date such




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

                  Base Rate Loan shall be paid in full or converted; provided, that with respect to all Base Rate Loans which are Dollar Swing Line Loans the rate per annum as set forth in this
                  Section 2.07(a)(i) less the percentage per annum Commitment Fee in effect pursuant to Section 2.10.

                  (ii) Eurocurrency Rate Loans. If such loan is a Eurocurrency Rate Loan, a rate per annum equal at all times during the Interest Period for such Loan to the lesser of (A) the Highest Lawful Rate and (B) the sum of the Eurocurrency Rate for such Interest Period plus, except as set forth below, the Applicable Margin in effect as of the first day of such Interest Period for Eurocurrency Rate Loans, and unpaid accrued interest on such Loans shall be due and payable the last day of such Interest Period; provided, in the case of an Interest Period longer than three months, (i) interest shall also be paid, and (ii) the Applicable Margin shall change, in each case, effective as of the date occurring every three months after the first day of such Interest Period, and on the date such Eurocurrency Rate Loan shall be paid in full or Converted.

                  (iii) Section 2.07 is hereby further amended by deleting subparagraph (c) thereof and replacing it with the following:

                        "(c) As used herein, "Applicable Margin" means, and
                  "Commitment Fee" means, for any day, (subject to Section 2.10), at such time as the Margin Ratio is in one of the following ranges, the percentage per annum set forth opposite such Margin Ratio:

                        Margin Ratio                     Eurocurrency        Base Rate
                                                            Margin             Margin        Commitment Fee
                                                            ------             ------        --------------
         Less than 2.0 to 1.0                                  1.25%             0%              .375%
         Equal to or greater than 2.0 to 1.0                   1.50%           .25%              .375%
                  but less than 2.5 to 1.0
         Equal to or greater than 2.5 to 1.0                   1.75%           .50%              .375%

                  (iv) Section 2.07 is hereby amended by deleting subparagraph
         (d) thereof and replacing it with the following:

                       "(d) For purposes hereof, "Margin Ratio" means, as of
                  any date, the ratio of (i) the Parent's total consolidated Indebtedness as of the calendar quarter ending on such date, to (ii) its consolidated EBITDA for the twelve month period ending on the last day of such calendar quarter.

                       The Margin Ratio set forth in the most recent Margin
                  Ratio Certificate delivered to the Administrative Agent shall, for purposes of determining the Applicable Margin, be in effect from the second business day after the date such Margin Ratio Certificate is delivered (or is required to be delivered), until the second business day after the next such Margin Ratio Certificate is delivered (or is required




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

                  to be delivered), with the following exceptions: (a) if the Administrative Agent in good faith determines that the calculations of the Margin Ratio reflected in any Margin Ratio Certificate are manifestly in error, the Administrative Agent may correct any error and calculate the appropriate Margin Ratio (and promptly give the Borrowers notice thereof with supporting documentation and calculations), (b) if the Parent fails to deliver any Margin Ratio Certificate when due, the Margin Ratio shall be deemed to be greater than 2.5 to 1.0 until such Margin Ratio Certificate is delivered, and (c) in the event of the consummation of any merger or acquisition of a Subsidiary, the Margin Ratio shall be immediately recalculated on a pro forma, trailing twelve month basis (as if such Subsidiary had been acquired on the first day of such twelve (12) month period) and be in effect from such consummation until the earlier of (1) the second business day after a new Margin Ratio Certificate is delivered or (2) the consummation of another merger or acquisition of a Subsidiary."

                  e. Section 2.10 - Amendment. Section 2.10 is hereby amended by adding the following paragraph (d) thereto:

                           "(d) The Borrowers jointly and severally agree to pay
                  to the Administrative Agent, for the account of each Bank, a one-time fee, in Dollars, equal to .25% of all of such Bank's Commitment existing immediately after the execution of the Amendment."

                  f. Section 3.02 - Amendment. Section 3.02 is hereby amended by modifying the reference in the last line thereof to "Refunded Guilder Swing Line Loan" to refer to "Refunded Dollar Swing Line Loan."

                  g. Section 4.16. Section 4.16 is hereby deleted in its entirety.

                  h. Section 4.19. Section 4.19 is hereby deleted in its entirety.

                  i. Section 4.20. A new Section 4.20 is added to read in its entirety as follows:

                           "Section 4.20 Year 2000. All Information Systems and
                  Equipment material to the operations of the Company or any of its Subsidiaries are either Year 2000 Compliant, or any reprogramming, remediation, or any other corrective action, including the internal testing of all such Information Systems and Equipment, will be completed by September 30, 1999. Further, to the extent that such reprogramming/remediation and corrective action is required, the cost thereof, as well as the cost of the reasonably foreseeable consequences of failure to become Year 2000 Compliant, to the Borrowers and their Subsidiaries (including, without limitation, reprogramming errors and the failure of other systems or equipment) will not result in a Default or a Material Adverse Effect."



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
                  j. Section 5.09 - Amendment. Section 5.09 is hereby deleted and the following substituted therefor:

                           "Section 5.09 Use of Loans and Letters of Credit. All
                  Letters of Credit shall be issued for general corporate purposes consistent with the terms of this Agreement and all Requirements of Law. The US Borrower will use the proceeds of all Dollar Revolving Loans for working capital and other general corporate purposes, including for Capital Expenditures and Permitted Acquisitions, consistent with the terms of this Agreement and all Requirements of Law. The Parent will use the proceeds of the Guilder Revolving Loans (i) for the repayment of any amounts outstanding under the Guilder Swing Line Loans, and (ii) for working capital and other general corporate purposes consistent with the terms of this Agreement and all Requirements of Law."

                  k. Section 5.10 - Amendment. Section 5.10 is hereby deleted in its entirety and the following is substituted therefor:

                           "Section 5.10 Additional Guarantees. (a) In the event
                  any Borrower or any of their Subsidiaries, subsequent to the date of the Amendment, acquires any non-U.S. Subsidiary and the cash consideration paid for such non-U.S. Subsidiary exceeds the equivalent of $20,000,000.00, such non-U.S. Subsidiary shall execute and deliver to the Administrative Agent a Guaranty Agreement guaranteeing the Obligations on the same basis as the other Guarantors. In addition, if the gross revenue or total assets of such non-U.S. Subsidiary exceeds five percent (5%) of the consolidated gross revenue or total assets, respectively, of the Parent and its Subsidiaries, or if any non-U.S. Subsidiary (other than Core Laboratories Sales N.V. or Core Laboratories Australia Pty. Ltd., which shall be excluded herefrom) that is not a Credit Party changes in such a manner that said Subsidiary: (i) has total gross revenue or total assets constituting five percent (5%) or more of the consolidated total gross revenue or total assets of the Parent and all of its Subsidiaries, such Subsidiary upon the written request of the Majority Banks shall execute and deliver to the Administrative Agent a Guaranty Agreement guaranteeing the Obligations on the same basis as the other Guarantors. Except as otherwise expressly provided herein, all domestic Subsidiaries shall be Guarantors hereunder at all times."

                           "(b) If any Subsidiary guarantees the Indebtedness,
                  or any part thereof, permitted under Section 6.01(g), such Subsidiary shall immediately, if it has not already done so, execute and deliver to the Administrative Agent a Guaranty Agreement guaranteeing the Obligations on the same basis as the other Guarantors."

                  l. Section 5.11- Amendment. Section 5.11 is hereby deleted in its entirety and the following is substituted therefor:



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
                           "Section 5.11 Further Assurances in General. Each
                  Borrower at its expense shall, and shall cause each of its Subsidiaries to, promptly execute and deliver all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of a Borrower or any of its Subsidiaries in the Loan Documents, including, without limitation, the accomplishment of any condition precedent that may have been waived by the Banks prior to the initial Borrowing or Letter of Credit or any subsequent Borrowings or Letters of Credit."

                  m. Section 5.13. A new Section 5.13 is added to read in its entirety as follows:

                           "Section 5.13 Year 2000. Each Borrower will ensure
                  that its Information Systems and Equipment are at all times after September 30, 1999, Year 2000 Compliant, except insofar as the failure to do so could not reasonably be expected to result in a Material Adverse Affect, and shall notify the Administrative Agent and all Banks promptly upon detecting any failure of the Information Systems and Equipment to be Year 2000 Compliant if same could reasonably be expected to result in a Material Adverse Effect. In addition, the Borrowers shall provide the Administrative Agent and all Banks with such information about its year 2000 computer readiness (including, without limitation, information as to contingency plans, budgets and testing results) as the Administrative Agent or such Banks shall reasonably request."

                  n. (i) Section 6.01(d) - Amendment. Section 6.01(d) is hereby deleted in its entirety and the following substituted therefor:

                           "(d) subject to the limitations of Section 6.07,
                  unsecured Indebtedness owing to a Borrower by any of its Subsidiaries or owing by a Borrower to any of its Subsidiaries; provided, any such Indebtedness in excess of $10,000,000 shall be evidenced by a subordinated promissory note in a form reasonably satisfactory to the Administrative Agent."

                  (ii) A new subsection 6.01(g) is hereby added to read as follows:

                           "(g) Indebtedness of the U.S. Borrowers evidenced by
                  8.11% Guaranteed Senior Notes, Series A, Due 2009 in an original principal amount of $35,000,000 and 8.21% Guaranteed Senior Notes, Series B, Due 2011 in an original principal amount of $40,000,000 and guaranties of said Indebtedness by the Guarantors."

                  o. Section 6.03 - Amendment. Section 6.03 is hereby deleted in its entirety and the following substituted therefor:



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
                           "Section 6.03 Derivatives. The Borrowers shall not,
                  and shall not permit any of their Subsidiaries to, enter into any Derivatives other than interest rate and foreign exchange Derivatives entered into for purposes of hedging bona fide interest and foreign exchange risk and not for speculation. Any Derivative Agreements entered into with any of the Banks shall be considered Loan Documents and any Borrowers' Obligations therewith shall be guaranteed by the Guaranties."

                  p. Section 6.04 - Amendment. (i) Section 6.04(a) is hereby deleted in its entirety and the following substituted therefor:

                           "(a) Fixed Charge Coverage Ratio. As of the last day
                  of any month, the Parent will not permit the ratio of (i) its consolidated EBITDA for the twelve (12) month period then ended calculated on a rolling twelve (12) month basis to (ii) its consolidated Fixed Charges for such twelve month period to be less than 1.4 to 1.0 during the term hereof. In calculating the Fixed Charge Coverage Ratio subsequent to the date of the Amendment, for any acquisition accounted for on a pooling basis the historical EBITDA and Fixed Charges of the acquired company, for the preceding twelve (12) months (or other relevant calculation period) as shown by said acquired company's most recent audited financial statements (when available) and subsequent unaudited interim statements, shall be included as of the date of such acquisition (or next month or quarter-ending period)."

                  (ii) Section 6.04(b) is hereby deleted in its entirety and the following is substituted therefor:

                           "(b) Indebtedness-to-EBITDA Ratio. As of any date of
                  determination, the Parent will not permit the ratio of (i) its total consolidated Indebtedness as of the last day of the fiscal quarter immediately preceding the date of determination to (ii) its consolidated EBITDA for the twelve month period ending on the last day of the quarter immediately preceding the date of determination, calculated on a rolling twelve (12) month basis, to be greater than (A) 3.0 to 1.0 from the date of the Amendment through June 30, 2001, (B) 2.5 to 1.0 from July 1, 2001 through June 30, 2003, and (C) 2.0 to 1.0 from July 1, 2003 through the Termination Date. In calculating the Indebtedness to EBITDA Ratio subsequent to the date of the Amendment, the historical EBITDA of the acquired company for the preceding twelve (12) months (or other relevant calculation period) as shown by said acquired company's most recent audited financial statements (when available) and subsequent unaudited interim statements, shall be included, on a pro forma basis, as of the date of such acquisition (or next month or quarter-ending period)."

                  (iii) Section 6.04(c) is hereby deleted in its entirety and the following is substituted therefor:

                           "(c) Minimum Net Worth. The Parent will not permit
                  consolidated Net Worth to at any time be less than the sum of
                  (i) $145,000,000.00 plus (ii) fifty percent (50%) of Net Income for any fiscal quarter ending after the date of the Amendment (excluding any such fiscal quarter in which Net Income is a negative number), plus (iii) 75% of the net proceeds or the net increase resulting from any issuance of any stock of the Parent or any sale or issuance of any stock of any Subsidiary (if such sale or issuance is otherwise permitted herein) after the date of the Amendment."

                  q. Section 6.07 - Amendment. (i) Section 6.07(f) is hereby deleted in its entirety and the following is substituted therefor:

                           "(f) Capital Expenditures (including Capital Leases,
                  but excluding Capital Expenditures through the date of acquisition of any Person accounted for as a pooling of interests) of not more than (i) $12,500,000 during the remainder of calendar year 1999; (ii) $25,000,000 for calendar year 1999 and (iii) increasing by 10% per annum for each calendar year subsequent to 1999 during the term hereof;"

                  (ii)     Section 6.07 is hereby amended by deleting paragraph
         (g) thereof and replacing it with the following:

                           "(g) acquisitions (each, a "Permitted Acquisition")
                  by the Parent or any of its Subsidiaries of capital stock or other equity interests in any other Person the consideration for which is: (i) common stock of the Parent or (ii) cash of not more than $20,000,000.00 in any single acquisition, including assumption of debt during the term hereof; provided that (1) the total consideration paid for any such individual acquisition not exceed $50,000,000.00, (2) the Borrowers remain in compliance with all financial covenants set forth in the Loan Documents on a pro forma basis, (3) no Default exists or would occur as a result of such acquisition, and (4) the Person that is the subject of the acquisition operates a business that is the same as or substantially similar to the Business of the Parent or an existing Subsidiary;"

                  r.       Section 6.11 - Prepayment of Indebtedness.  A new
         Section 6.11 is hereby added to read as follows:

                           "Section 6.11 Payment of Indebtedness. None of the
                  Borrowers nor any of their Subsidiaries will prepay any Indebtedness permitted under Section 6.01(g) hereof (except in accordance with regularly scheduled payments required by the terms thereof) nor will they establish any sinking fund for such purpose or in any other manner defease or beneficially prepay such Indebtedness provided, said parties may prepay such Indebtedness, notwithstanding the restrictions otherwise imposed in Section 6.07, if: (i), such prepayment is completed at a discount to the face value of the Indebtedness so prepaid as of the date of such prepayment, (ii) simultaneously therewith, said prepaying party prepays a pro rata amount (as determined by the Administrative Agent in its sole discretion) of the Obligations owing in respect of the Revolving Loans and
                  (iii) no Default or Event of Default has occurred hereunder and is continuing."

                  s. Section 10.18. A new Section 10.18 is hereby added to the Credit Agreement to read as follows:

                           "Section 10.18 Euro. (i) If, at any time
                  that a Guilder Revolving Loan is outstanding, Dutch Guilders are fully replaced as the lawful currency of the Netherlands by the Euro so that all payments are to be made in the Netherlands in Euros and not in Dutch Guilders, then each such Guilder Revolving Loan shall be automatically converted into a Loan denominated in Euros in a principal amount equal to the amount of Euros into which the principal amount of such Guilder Revolving Loan would be converted pursuant to the EMU Legislation and thereafter no further Loans will be available in Dutch Guilders but Loans in Euros shall be thereafter available in the same maximum aggregate equivalent in Dollars as was applicable to Guilder Revolving Loans with the basis of accrual of interest, notice requirements and payment offices with respect to such converted Loans to be consistent with the convention and practices in the London interbank market for Euro denominated Loans at the time of conversion as reasonably determined by the Administrative Agent."

                  t. Section 10.19. A new Section 10.19 is hereby added to the Credit Agreement to read as follows:

                           "Section 10.19 Pro Rata Treatment. Notwithstanding
                  any other provisions contained herein, all parties hereto recognize that the Loans are held by the Banks in varying percentages and that not each member of the Bank Group participates in each Loan. Accordingly, when the term "pro rata" is used in regard to making payments by the Borrowers or distributing payments by the Administrative Agent, it shall mean that each Bank receives its share of such payment pro rata within each Loan in which it participates."

                  u. Release of Pledge Agreements. Each Agent and Bank hereby authorizes and directs the Administrative Agent to release, and hereby releases, all property which is Collateral for the Obligations of the Credit Parties under the Credit Agreement and the other Loan Documents. The Administrative Agent, on behalf of the Bank Group hereby terminates in their entirety each of the Pledge Agreements, reassigns and releases all of the shares pledged thereunder, and agrees that, from the date of this Agreement, the Pledge Agreements shall be of no further force or effect, provided such release shall not invalidate or in any way affect, the Guaranty Agreements or any Person's liabilities or obligations under the Guaranty Agreements. The Administrative Agent agrees to execute such other documents and take any such steps as any of the Borrowers may reasonably request to effect the terns of this Section, all at the expense of the requesting Borrower.

                  v. (a) The Commitments of each of the Banks shown on the signature pages of the Credit Agreement are hereby deleted and replaced with the new amounts shown on the signature pages to this Amendment.

                  (b) The exhibits attached to this Amendment supersede and replace the comparable, marked Exhibits to the Credit Agreement.

                  (c) All references to Tranche A Loans, Tranche B Loans, Guilder Swing Line Loans, Collateral, Pledge Agreements, Security Documents and related items are generally modified and/or deleted, as appropriate, to comport with the intent of the parties as expressed herein.

                  (d) All references to the Borrowers shall no longer include the UK Borrower and references to the UK Borrower shall instead be to a Guarantor or a Credit Party, as the context requires to comport with the intent of the parties as expressed herein.

                  (e) The certificates required by Section 5.01(a)(ii) and 5.01(c) shall be combined into the form attached hereto as
         Exhibit 5.01.

                  w.  Annex A - Amendment.

                      (i) The following definitions are hereby added to the Annex of definitions to read as follows:

                                    A. "Amendment" shall mean that certain
                           Amendment to Amended and Restated Credit Agreement, dated July ____, 1999, by and among the Borrowers, the Guarantors, the Banks and the Agents, which Amendment, among other things, amended certain provisions of this Agreement."

                                    B. "Dollar Swing Line Commitment" means the
                           obligation of the Dollar Swing Line Banks to make the Dollar Swing Line Loans pursuant to Section 2.01(h), and is part of the "Dollar Revolving Commitment."

                                    C. "Dollar Swing Line Loan" has the meaning
                           specified  in Section 2.01(h).

                                    D. "Dollar Swing Line Note" means a
                           promissory note of the US Borrower payable to the order of a Dollar Swing Line Bank substantially in the form of Exhibit 2.04(e) evidencing the aggregate indebtedness of the US

                           Borrower to such Dollar Swing Line Bank resulting from the Dollar Swing Line Loans made by such Dollar Swing Line Bank together with all modifications, extensions, renewals, and rearrangements thereof from time to time in effect.

                                    E. "Dollar Swing Line Banks" means Bankers
                           Trust Company and any other Banks so designated as Dollar Swing Line Banks from time to time hereunder.

                                    F. "EMU Legislation" shall mean the
                           legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency."

                                    G. "Euro" shall mean the European Monetary
                           Unit issued pursuant to the terms of the EMU
                           Legislation."

                                    H. "Guilder Revolving Loan Bank" means
                           Bankers Trust Company, its successors and assigns.

                                    I. "Information Systems and Equipment" means
                           all material computer hardware and software, as well as other information processing systems, or any equipment containing embedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by the Borrowers or any of their Subsidiaries, including through third-party service providers, and which, in whole or in part, are integral to, the Borrowers' or any of their Subsidiaries' conduct of their business."

                                    J. "Permitted Acquisition" has the meaning
                           specified in Section 6.07(g)."

                                    K. "Refunded Dollar Swing Line Loan" has the
                           meaning specified in Section 2.01(h)."

                                    L. "Year 2000 Compliant" means that all
                           Information Systems and Equipment accurately process date data (including, but not limited to, calculating, comparing and sequencing), before, during and after the year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year, and further, that when used in combination with, or interfacing with, other Information Systems and Equipment, shall accurately accept, release and exchange date data, and shall in all material respects continue to function in the same manner as it performs today and shall not otherwise impair the accuracy or functionality of Information Systems and Equipment."

                           (ii) The hereinafter listed definitions are hereby
                    deleted from the Annex of definitions and the following substituted therefor:

                                    A. "Applicable Margin" has the meaning
                           specified in Section 2.07(c)."

                                    B. "Base Rate Loan" means a Dollar Revolving
                           Loan that the applicable Borrower has designated, or is deemed to have designated, as such in accordance with Article II and shall include all Dollar Swing Line Loans, all as shown on the signature page of such Bank to the Amendment."

                                    C. "Borrowing" means a Revolving Borrowing."

                                    D. "Commitment" means as to any Bank, the
                           sum of such Bank's Dollar Revolving Commitment, Guilder Revolving Commitment and, in the case of the Dollar Swing Line Banks, the Dollar Swing Line Commitment."

                                    E. "Dollar Revolving Commitment" means the
                           amount set forth under the caption "Dollar Revolving Commitment" for each Bank on the signature pages to the Amendment, as such amount may be increased pursuant to this Agreement."

                                    F. "Dollar Revolving Loan" means a Revolving
                           Loan to the US Borrower made in US Dollars pursuant to Section 2.01(c)."

                                    G. "EBITDA" means for any period, (a) the
                           sum of the following: (i) the Net Income for such period, (ii) the amount of amortization or write-off of deferred financing costs which were deducted from gross income in determining such Net Income for such period, (iii) the amount of depreciation and amortization expense which was deducted from gross income in determining such Net Income for such period, (iv) the amount of Interest Expense which was deducted in the calculation of such Net Income for such period, (v) the amount of income taxes deducted in the calculation of such Net Income for such period, and (vi) any writedowns of assets or similar non-recurring, non cash items deducted in the calculation of Net Income for such period less, (b)
                           (1) any interest income included in the calculation of Net Income for such period, (2) the amount of gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains which were added in the calculation of such Net Income for such period, and (3) other cash flow of non-Credit Parties that is not available to any of the Borrowers due to currency controls, limits on dividend or profit repatriations, local tax requirements or similar laws or regulations, all as determined on a consolidated basis in accordance with GAAP.

                                    H. "Eurocurrency Rate" means, with respect
                           to each Interest Period for each Eurocurrency Rate Loan, the quotient of (a) (i) the composite offered rate for London interbank deposits (rounded to the nearest 1/16 of 1%) for deposits of US dollars, Dutch Guilders or Euros, as applicable, for a period equivalent to the Interest Period to be applicable to such Eurocurrency Rate Loan, determined as of 11:00 a.m. (London time) on the date which is two (2) Business Days prior to the commencement of such Interest Period in the case of a Eurodollar Rate Loan denominated in Dollars and three (3) Business Days prior to the commencement of such Interest Period in the case of a Eurocurrency Rate Loan denominated in a Foreign Currency, and which, at the sole option of the Administrative Agent, may be the rate which is displayed on Telerate page 3750 (British Bankers' Association Interest Settlement Rates) or such other page as may replace such page 3750 or otherwise be applicable on such system; or (ii) if the rate in clause (i) is not so displayed on such date, or the Administrative Agent chooses not to use such screen shall be the arithmetic average (rounded to the nearest 1/16 of 1%) of the offered quotation to first-class banks in the interbank Eurocurrency market by the Administrative Agent for deposits of Dollars, Dutch Guilders or Euros, as applicable, of an amount in same day funds comparable to the outstanding principal amount of the Eurocurrency Rate Loan of the Administrative Agent (in its capacity as a Bank) for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurocurrency Rate Loan, determined as of 10:00 a.m. (New York time) on the date which is two Business Days in the case of Eurocurrency Rate Loans denominated in Dollars and three (3) Business Days in the case of Eurocurrency Rate Loans denominated in a Foreign Currency prior to the commencement of such Interest Period, divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D of the Board of Governors of the Federal Reserve System (or any successor category of liabilities under Regulation
                           D)."

                                    I. "Guilder Revolving Commitment" means the
                           amount set forth on the signature page of the Guilder Revolving Loan Bank to the Amendment, as amended from time to time.

                                    J. "Loan Documents" means this Agreement,
                           the Notes, the Letters of Credit, the Guaranty Agreements and all other agreements, instruments and documents, including, without limitation, notes, warrants, guaranties, subordination agreements, powers of attorney, consents, the

                           Subordination Agreement, letter agreements, contracts, notices, leases, amendment, Letter of Credit applications and reimbursement agreements, any documents executed by any of the Borrowers with any of the Banks evidencing any obligations in respect of any Derivative, and all other writings heretofore, now, or hereafter executed by or on behalf of a Borrower or any of its Subsidiaries, any of their respective Affiliates or any other Person in connection with or relating to this Agreement, together with all agreements, instruments and documents referred to therein or contemplated thereby."

                                    K. "Notes" means the Revolving Notes."

                                    L. "Revolving Borrowing" means a group of
                           Revolving Loans of a single Type made by the Banks, or Converted into such, as applicable, on a single date and may be a Dollar Revolving Loan, a Dollar Swing Line Loan or a Guilder Revolving Loan and, in the case of a Revolving Loan that is also a Eurocurrency Rate Loan, as to which a single Interest Period is in effect."

                                    M. "Revolving Loan" means Dollar Revolving
                           Loans, Dollar Swing Line Loans and Guilder Revolving Loans."

                                    N. "Revolving Notes" means Dollar Revolving
                           Notes, Dollar Swing Line Notes and Guilder Revolving Notes."

                                    O. "Termination Date" means June 30, 2004 or
                           , in the case of the Revolving Commitments, such earlier date on which the Revolving Commitments are terminated pursuant to Section 2.05 or Section 7.01."

                                    P. "Total Dollar Revolving Commitment"
                           means, as of any date, an amount equal to the sum of the Banks' Dollar Revolving Commitments as of such date (inclusive of the Dollar Swing Line Commitments), which shall never exceed $95,000,000.00 in the aggregate."

                  2. Waiver of Violations of Section 5.10. Any violation of the terms of Section 5.10 prior to the date of this Amendment is hereby waived through the date of this Amendment but not otherwise.

                  3. Representations and Warranties. Each Borrower and Guarantor hereby represents and warrants to the Administrative Agent and Banks that (a) this Amendment has been duly executed and delivered on behalf of each,
(b) this Amendment constitutes a valid and legally binding agreement enforceable against each in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally, and by general principles of equity regardless of whether such enforceability is a proceeding in equity or at law, (c) the representations and warranties contained in the Credit Agreement as modified hereby are true and correct on and as of the date hereof as though made as of the date hereof except as heretofore otherwise disclosed in writing to the Administrative Agent (other than those of such representations and warranties which by their express terms speak to a date on or before the date hereof), (d) no Default or Event of Default exists under the Credit Agreement or any of the Loan Documents as modified hereby, and (e) the execution, delivery and performance of this Amendment has been duly authorized by all Borrowers and Guarantors, by all appropriate corporate action and does not violate any of their respective charters or bylaws. Said parties will provide evidence to the Administrative Agent of the items contained in sub-sections (a) and (e) of this Section 3.

                  4. Reference to the Credit Agreement and Effect on the Notes and Other Documents executed pursuant to the Credit Agreement.

                  (a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "herein," "hereof" or words of similar import shall mean and be a reference to the Credit Agreement, as amended hereby.

                  (b) Upon the effectiveness of this Amendment, each reference in the Notes, the Security Documents and the other Loan Documents delivered or to be delivered pursuant to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

                  5. Ratification of Credit Agreement and Other Loan Documents and Release.

                  (a) Each party hereto hereby confirms and ratifies the Credit Agreement and each of the other Loan Documents as amended hereby and acknowledges and agrees that the same shall continue in full force and effect as amended hereby. Each Guarantor hereby reaffirms its Guaranty and agrees that such is still in effect, in regard to the Credit Agreement and the Obligations, as amended hereby. The Parent specifically affirms that its Guaranty is in effect in regard to the full amount of Dollar Revolving Loans, notwithstanding the cancellation of the Tranche A and Tranche B Loans, and that it is unconditionally, jointly and severally liable for the repayment thereof. Each of the undersigned parties not previously a party to the Credit Agreement expressly assumes all duties, Obligations and liabilities of a Guarantor under the Credit Agreement as if it had executed a Guaranty Agreement and, by its execution hereof, hereby acknowledges said duties, Obligations and liabilities.

                  (b) The Administrative Agent and each of the Banks hereby releases any of the Guarantors under the Credit Agreement who are not signatories to this Amendment from any liability under its Guaranty.

                  6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  7. Release. Each of the Borrowers and each of the Guarantors does hereby release and forever discharge the Administrative Agent and each of the Banks and each affiliate thereof and each of their respective employees, officers, directors, trustees, agents, attorneys, successors, assigns or other representatives from any and all claims, demands, damages, actions, cross-actions, causes of action, costs and expenses (including legal expenses), of any kind or nature whatsoever, whether based on law or equity, which any of said parties has held or may now or in the future own or hold, whether known or unknown, for or because of any matter or thing done, omitted or suffered to be done on or before the actual date upon which this Amendment is signed by any of such parties (a) arising directly or indirectly out of the Loan Documents, or any other documents, instruments or any other transactions relating thereto and/or (b) relating directly or indirectly to all transactions by and between the Borrowers, their Subsidiaries, or their representatives and the Administrative Agent and each Bank or any of their respective directors, officers, agents, employees, attorneys or other representatives. Such release, waiver, acquittal and discharge shall and does include, without limitation, any claims of usury, fraud, duress, misrepresentation, lender liability, control, exercise of remedies and all similar items and claims, which may, or could be, asserted by any of the Borrowers or the Guarantors.

                  8. Counterparts. This Amendment may be signed in any number of counterparts, and delivered in facsimile or in original document form, each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

                  9. Conditions to Effectiveness. This Amendment shall become effective immediately upon (a) the execution and delivery to the Administrative Agent of: (i) signed originals hereof by all parties, (ii) Guaranty Agreements from all Subsidiaries becoming Guarantors pursuant to Section 5.10, (iii) executed Notes in favor of any new Banks and other Banks, as required, evidencing the indebtedness described in the Credit Agreement (including, without limitation, Dollar Swing Line Notes), and (iv) an opinion from: (Y) Vinson & Elkins LLP and (Z) John Denson, general counsel to the Credit Parties, in respect hereof reasonably satisfactory to the Administrative Agent; and (b) payment by the Borrowers of (i) the fee referenced in Section 2.10, above, (ii) all amounts outstanding under the Tranche A Loan, the Tranche B Loan and the Guilder Swing Line Loan and (iii) all fees, costs and expenses due and owing to the Administrative Agent or any of the Banks, as provided herein, provided, this Amendment shall not become effective unless the representations and warranties contained in Section 3 of this Amendment shall be true and correct in all material respects.

                  10. GOVERNING LAW. THIS AMENDMENT (INCLUDING THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  11. FINAL AGREEMENT OF THE PARTIES. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,

CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.


                            [Signature Pages Follow]

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.


BORROWERS:

                                    CORE LABORATORIES N.V.

                                    BY:     CORE LABORATORIES INTERNATIONAL
                                            B.V., ITS SOLE MANAGING DIRECTOR



                                    By:     /s/ Jacobus Schouten
                                       -----------------------------------------
                                    Name:   Jacobus Schouten
                                    Title:  Managing Director


                                    CORE  LABORATORIES, INC.



                                    By:     /s/ Richard L. Bergmark
                                       -----------------------------------------
                                            Richard L. Bergmark
                                            Executive Vice President

                               GUARANTORS:

                               CORE LABORATORIES N.V. BY: CORE LABORATORIES
                               INTERNATIONAL B.V., ITS SOLE MANAGING DIRECTOR



                               By:        /s/ Jacobus Schouten
                                  ----------------------------------------
                               Name:      Jacobus Schousten
                               Title:     Managing Director


                               CORE LABORATORIES, INC.



                               By:        /s/ Richard L. Bergmark
                                  ----------------------------------------
                                          Richard L. Bergmark
                                          Executive Vice President


                               SAYBOLT INTERNATIONAL B.V.



                               By:        /s/ Jan Heinsbroek
                                  ----------------------------------------
                               Name:      Jan Heinsbroek
                               Title:     Managing Director


                               SAYBOLT INC.
                               SAYBOLT NORTH AMERICA, INC.



                               By:        /a/ Monty L. Davis
                                  ----------------------------------------
                               Name:      Monty L. Davis
                               Title:     President


                               SAYBOLT NEDERLAND B.V.



                               By:        /s/ Jan Heinsbroek
                                  ----------------------------------------
                               Name:      Jan Heinsbroek
                               Title:     Managing Director


                               OWEN OIL TOOLS, INC.



                               By:        /s/ David S. Wesson
                                  ----------------------------------------
                               Name:      David S. Wesson
                               Title:     President


                               THE ANDREWS GROUP INTERNATIONAL, INC.



                               By:        /s/ Robert Andrews
                                  ----------------------------------------
                               Name:      Robert Andrews
                               Title:     President & CEO


                               AGI MEXICANA, DE S.A.



                               By:        /s/ R. L. Bergmark
                                  ----------------------------------------
                               Name:      R. L. Bergmark
                               Title:     Authorized Representative

                                                 BANKS:

Tranche A Commitment: Terminated                 BANKERS TRUST COMPANY
Tranche B Commitment: Terminated
Dollar Revolving Commitment: $13,500,000
Guilder Revolving Commitment:
          $5,000,000 Equivalent                  By: /s/ Marcus M. Tarkington
Guilder Swing Line                                  --------------------------
Commitment: Terminated                           Name: Marcus M. Tarkington
Dollar Swing Line Commitment: $10,000,000.00     Title: Director


                                                 Address:

                                                 130 Liberty Street, 14th Floor
                                                 New York, New York 10006
                                                 Telecopy No.: (212) 250-6029

                                                 Domestic Lending Office:

                                                 Bankers Trust
                                                 130 Liberty Street, 14th Floor
                                                 New York, New York 10006

                                                 Eurocurrency Lending Office:

                                                 Bankers Trust
                                                 130 Liberty Street, 14th Floor
                                                 New York, New York 10006

                                                 ADMINISTRATIVE AGENT:

                                                 BANKERS TRUST COMPANY



                                                 By: /s/ Marcus M. Tarkington
                                                    --------------------------
                                                 Name: Marcus M. Tarkington
                                                 Title: Director

Tranche A Commitment: Terminated              BANK OF AMERICA, N.A., FORMERLY
Tranche B Commitment: Terminated              KNOWN AS NATIONSBANK, N.A.
Dollar Revolving Commitment: $18,500,000.00
Guilder Revolving Commitment:
        0 Equivalent
Guilder Swing Line                            By: /s/ Patrick M. Delaney
Commitment: Terminated                           ----------------------------
                                                 Patrick M. Delaney
                                                 Managing Director

                                              Address:

                                              700 Louisiana, 8th Floor
                                              Houston, Texas 77002
                                              Telecopy No.: (713) 247-6568

                                              Domestic Lending Office:

                                              Bank of America, N.A.
                                              Attn:    Paul Colon
                                              901 Main Street
                                              Dallas, Texas 75202
                                              Telecopy No.: (713) 651-4834

                                              Eurocurrency Lending Office:

                                              Bank of America, N.A.
                                              Attn:    Paul Colon
                                              901 Main Street
                                              Dallas, Texas 75202
                                              Telecopy No.: (713) 651-4834

                                              SYNDICATION AGENT:

                                              BANK OF AMERICA SECURITIES LLC.,
                                              as Syndication Agent and as
                                              Issuing Bank



                                              By: /s/ Jeff Susman
                                                 ----------------------------
                                                    Jeff Susman
                                                    Principal

Tranche A Commitment:  Terminated             CIBC INC.
Tranche B Commitment: Terminated
Dollar Revolving Commitment: $18,000,000.00
Guilder Revolving Commitment:
       0 Equivalent
                                              By: /s/ Roger Colden
                                                  ----------------------------
                                              Name: Roger Colden
                                              Title: Authorized Signatory


                                              Address:

                                              1600 Smith Street
                                              Houston, Texas  77002
                                              Telecopy No.:  (713) 650-7675

                                              Domestic Lending Office:

                                              2 Paces West
                                              2727 Paces Ferry Road, Suite 1200
                                              Atlanta, Georgia 30339

                                              Eurocurrency Lending Office:

                                              2 Paces West
                                              2727 Paces Ferry Road, Suite 1200
                                              Atlanta, Georgia 30339

Tranche A Commitment:  Terminated              BANK ONE, LOUISIANA, N.A., AS
Tranche B Commitment: Terminated               SUCCESSOR TO FIRST NATIONAL BANK
Dollar Revolving Commitment: $15,000,000.00    OF COMMERCE
Guilder Revolving Commitment:
          0 Equivalent

                                               By: /s/ J. Charles Freel, Jr.
                                                  -----------------------------
                                               Name: J. Charles Freel, Jr.
                                               Title: Senior Vice President

                                               Address:

                                               201 St. Charles Ave., 29th Floor
                                               New Orleans, Louisiana  70170
                                               Telecopy No.: (504) 623-6555


                                               Domestic Lending Office:
                                               201 St. Charles Ave., 29th Floor
                                               New Orleans, Louisiana  70170
                                               Telecopy No.: (504) 623-6555

                                               Eurocurrency Lending Office:

                                               201 St. Charles Ave., 29th Floor
                                               New Orleans, Louisiana  70170
                                               Telecopy No.: (504) 623-6555

Tranche A Commitment:  Terminated           BANQUE NATIONALE DE PARIS
Tranche B Commitment: Terminated
Dollar Revolving Commitment:                $10,000,000.00
Guilder Revolving Commitment:
          0 Equivalent
                                            By: /s/ Warren Ross
                                               ---------------------------------
                                            Name: Warren Ross
                                            Title: Assistant Vice President

                                            Address:

                                            333 Clay Street, Suite 3400
                                            Houston, Texas 77002
                                            Telecopy No.: (713) 659-1414

                                            Domestic Lending Office:

                                            333 Clay Street, Suite 3400
                                            Houston, Texas 77002
                                            Telecopy No.: (713) 659-1414

                                            Eurocurrency Lending Office:

                                            333 Clay Street, Suite 3400
                                            Houston, Texas 77002
                                            Telecopy No.: (713) 659-1414

Tranche A Commitment:  Terminated              ABN AMRO BANK, N.V.
Tranche B Commitment: Terminated
Dollar Revolving Commitment: $15,000,000.00
Guilder Revolving Commitment:
          0 Equivalent
                                               By: /s/ Brandi Lippincott
                                                  ------------------------------
                                               Name: Brandi Lippincott
                                               Title: Assistant Vice President



                                               By: /s/ Stuart Murray
                                                  ------------------------------
                                               Name: Stuart Murray
                                               Title: Vice President


                                               Address:

                                               Three Riverway, Suite 1700
                                               Houston, Texas 77056
                                               Telecopy No.: (713) 621-5801

                                               Domestic Lending Office:

                                               208 South LaSalle, Suite 1500
                                               Chicago, Illinois 60604-1003
                                               Attn:  Loan Administration
                                               Telecopy No.:  (312) 992-5157
                                               Phone No.: (312) 992-5152

                                               Eurocurrency Lending Office:

                                               208 South LaSalle, Suite 1500
                                               Chicago, Illinois 60604-1003
                                               Attn:  Loan Administration
                                               Telecopy No.:  (312) 992-5157
                                               Phone No.: (312) 992-5152

Tranche A Commitment:  Terminated            COMERICA BANK
Tranche B Commitment: Terminated
Dollar Revolving Commitment: $5,000,000.00
Guilder Revolving Commitment:
          0 Equivalent
                                             By: /s/ Brian J. Walsh
                                                 ------------------------------
                                             Name: Brian J. Walsh
                                             Title: AVP

                                             Address:

                                             6260 East Mockingbird Lane
                                             2nd Floor Mail Code 6592
                                             Dallas, Texas 75214
                                             Telecopy No. (214) 827-9817

                                             Domestic Lending Office:



                                             Telecopy No.:

                                             Eurocurrency Lending Office:



                                             Telecopy No.: